INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-64393 of Immtech International, Inc. on Form SB-2 of our report dated August 29, 1998, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin

February 11, 1999